UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        September 8, 2003 Date of Report
                        (Date of earliest event reported)

                              EVOLVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


           000-31155                                     94-3219745
     (Commission File No.)                  (IRS Employer Identification Number)


                          150 SPEAR STREET, 11TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94105
                    (Address of Principal Executive Offices)

                                  415-229-3954
              (Registrant's Telephone Number, Including Area Code)


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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Evolve Software, Inc., a Delaware corporation, (the "Company") filed with United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") its Joint Amended Chapter 11 Plan of Liquidation (the "Plan") on June 19, 2003, which is attached hereto as Exhibit 2.1. On September 26, 2003, the Bankruptcy Court entered an order confirming the Plan, as modified, and the Plan became effective on October 28, 2003. It is expected that the Company will have its operations formally dissolved by the end of 2003. As a result of the final liquidation of the Company, the Company's common stock, Series A preferred stock and Series B preferred stock will cease to exist and the number of authorized shares of the Company has been reduced to one (1) share, to be held by the administrator of the Company's Plan. See attached Exhibit 2.2 for a copy of the Company's Amended and Restated Certificate of Incorporation.

As of September 26, 2003, the Company possessed cash of approximately $8.6 million. The Company will be paying all valid pre-petition claims in full, and is expected to make aggregate distributions in the amount of approximately $1.4 million on account of these claims as allowed in the chapter 11 bankruptcy cases. All remaining amounts will be reserved for the wind-down of the Company's remaining operations and assets and distributions to the holders of the Series B Preferred Stock.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 8, 2003, the Company filed with the Bankruptcy Court its Monthly Operating Report for the period from July 1, 2003 to July 31, 2003 (the "July Operating Report"). Exhibit 99.1 to this Current Report on Form 8-K contains the July Operating Report.

On October 9, 2003, the Company filed with the Bankruptcy Court its Monthly Operating Report for the period from August 1, 2003 to August 31, 2003 (the "August Operating Report"). Exhibit 99.2 to this Current Report on Form 8-K contains the August Operating Report.

On November 10, 2003, the Company filed with the "Bankruptcy Court its Monthly Operating Report for the period from September 1, 2003 to September 30, 2003 (the "September Operating Report"). Exhibit 99.3 to this Current Report on Form 8-K contains the September Operating Report.

The July Operating Report, the August Operating Report and the September Operating Report are hereinafter referred to collectively as the "Operating Reports."

On November 26, 2003, the Company filed a Form 15 seeking to terminate the Company's status as a reporting public company.


CAUTIONARY STATEMENT REGARDING FINANCIAL AND OPERATING DATA

The Company cautions readers not to place undue reliance upon the information contained in the Operating Reports, which contain unaudited information and are in a format prescribed by the applicable bankruptcy law. The Operating Reports are not prepared in accordance with generally accepted accounting principles ("GAAP") and do not accurately reflect the condition of the Company on a GAAP basis. The Operating Reports are not presented on a consolidated basis and therefore do not present the consolidated results of the Company and its subsidiaries. Additionally, the Company notes that certain corporate costs are paid for by the parent company for the benefit of its subsidiaries. The Operating Reports may be subject to revision. The Operating Reports also contain information for periods, which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Exchange Act.

As disclosed in attached Exhibit 99.3, the Company has incurred $470,526 of liquidation related expenses through September 30, 2003. A hearing before the Bankruptcy Court is currently scheduled for December 18, 2003, at which time the Company expects to seek from the Bankruptcy Court, a final decree in the


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chapter 11 bankruptcy cases. Entry of a final decree by the Bankruptcy Court will effectively close the Company's bankruptcy case and allow the final distribution to the Series B Preferred Stock

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

2.1   Evolve Software, Inc. Joint Amended Chapter 11 Plan of Liquidation
2.2   Amended and Restated Certificate of Incorporation of Evolve Software, Inc.
99.1  Evolve Software, Inc. July Monthly Operating Report
99.2  Evolve Software, Inc. August Monthly Operating Report
99.3  Evolve Software, Inc. September Monthly Operating Report

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 26, 2003              EVOLVE SOTWARE, INC.


                                       By:   /s/ Lynda Entwistle
                                             ==========================
                                             Lynda Entwistle
                                             Plan Agent


                                Index to Exhibits
     EXHIBIT
     NO.      DESCRIPTION

     =======  ==================================================================
     2.1      Evolve Software, Inc. Joint Amended Chapter 11 Plan of Liquidation
     2.2 Amended and Restated Certificate of Incorporation of Evolve Software, Inc.
     99.1     Evolve Software, Inc. July Monthly Operating Report
     99.2     Evolve Software, Inc. August Monthly Operating Report
     99.3     Evolve Software, Inc. September Monthly Operating Report


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